Exhibit 99.1

TransDigm Plans to Divest ScioTeq and TREALITY Businesses to OpenGate Capital

Cleveland, Ohio, March 1, 2021/PRNewswire / -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, announced today it has entered into a definitive agreement to sell its ScioTeq and TREALITY Simulation Visual Systems businesses (collectively, “the businesses”) to OpenGate Capital in a transaction valued at approximately $200 million.

ScioTeq and TREALITY were acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition. The businesses develop and manufacture advanced visualization solutions primarily for the global defense, air traffic control, and security end markets. ScioTeq and TREALITY have approximately 450 employees and operate primarily from Belgium, with secondary locations in the United States. The businesses generated revenues of approximately $135 million for the fiscal year ended September 30, 2020.

W. Nicholas Howley, Executive Chairmen commented, “As previously communicated, we have been considering potentially divesting a few primarily defense, former Esterline businesses that do not align well with TransDigm’s strategy. As such, we are pleased to have an agreement for the divestiture of the ScioTeq and TREALITY businesses. These are well established businesses in the defense industry, and we are confident that their customers will continue to be well-served as we work toward a successful completion of the transaction.”

The divestiture, which is subject to regulatory approvals and customary closing conditions, is expected to be completed during the third quarter of our fiscal 2021.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

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